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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements File Nos. 33-64878, 33-89820, 33-99946, 333-03928, 333-28361, 333-48961, 333-66849, 333-36236, 333-37470
and 333-45060 on Form S-8 and 333-00358, 333-19301, 333-43611, 333-36703,
333-32571, 333-28647, 333-27763, 333-26381, 333-58929, 333-65891, 333-69825,
333-72609, 333-75143, 333-85937, 333-91893, 333-94319, 333-36200, 333-42946,
333-45252, 333-54294 and 333-55506 on Form S-3.

                                        /s/ ARTHUR ANDERSEN LLP


Chicago, Illinois
April 2, 2001